UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2019

NEOPHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.

NeoPhotonics Corporation
2911 Zanker Road
San Jose, California 95134
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: +1 (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 2.02                    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 14, 2019, NeoPhotonics Corporation (the “Company”) issued a press release regarding the Company’s preliminary estimated financial results for the fourth quarter ended December 31, 2018.  A copy of the Company’s press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.05                    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 14, 2019, the Company announced the end-of-life of certain client transceiver modules and therefore will discontinue the manufacture and sale of those products after completing final production in May 2019. This will result in approximately $3.5 million in charges for inventory and asset write-downs in the fourth quarter of 2018 ended December 31, 2018 and accelerated depreciation of approximately $3.0 million, to be amortized over the final production during the first and second quarters of 2019.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with the overall restructuring actions. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts and the exiting of product lines. These and other risk factors are discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed by the Company with the Securities and Exchange Commission on November 5, 2018. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

ITEM 8.01                    OTHER EVENTS

On January 11, 2019, the Company entered in to an agreement to settle its lawsuit with Lestina International Ltd. for a cash payment of $2.2 million. The expense will be recognized in the fourth quarter of 2018. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, the lawsuit is pursuant to a purchase commitment for materials related to the product assets sold by one of our foreign subsidiaries to APAT Optoelectronics Components Co., Ltd. in January 2017.

In December 2018, the Company entered into a definitive agreement to sell its manufacturing operations in Russia for approximately book value. This transaction is consistent with the disclosures in the financial statements contained in the Company’s Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2018.

ITEM 9.01                    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by NeoPhotonics Corporation on January 14, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019	NEOPHOTONICS CORPORATION

	By:	/s/ Elizabeth Eby
Elizabeth Eby
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)

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